Pursuant to the Fund's procedures adopted under Rule
10f-3, the Fund's Board of Trustees receives a quarterly report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph (c)(1) through
(c)(8) of Rule 10f-3.

Fund
Diversified Bond
Issuer
Structured Agency Credit Risk (STACR) Debt Note - Series 2016-
HQA3 M2
Ticker/Cusip
3137G0KX6
Principal Amount (US$)
$148,500,000
Principal Amount (Foreign$)

Amount Purchased (US$)
$10,000,000.00
Amount Purchased (Foreign$)

Trade Date
9/13/2016
Price (US$)
$100.00
Price-Foreign

Underwriter
BofA Merrill Lynch
  Other Syndicate Members:
Goldman Sachs & Co.
Barclays Capital Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Nomura Securities International, Inc.
The Williams Capital Group, L.P.
Underwriting Spread
0.250%
Currency
USD

Fund
NT Diversified Bond
Issuer
Structured Agency Credit Risk (STACR) Debt Note - Series 2016-
HQA3 M2
Ticker/Cusip
3137G0KX6
Principal Amount (US$)
$148,500,000
Principal Amount (Foreign$)

Amount Purchased (US$)
$3,000,000.00
Amount Purchased (Foreign$)

Trade Date
9/13/2016
Price (US$)
$100.00
Price-Foreign

Underwriter
BofA Merrill Lynch
  Other Syndicate Members:
Goldman Sachs & Co.
Barclays Capital Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Nomura Securities International, Inc.
The Williams Capital Group, L.P.
Underwriting Spread
0.250%
Currency
USD